UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 3.02.           UNREGISTERED SALES OF EQUITY SECURITIES

On February 23, 2007 Searchlight Minerals Corp. (the “Company”), closed concurrent private placement offerings for aggregate gross proceeds of $14,912,002 (the “Offerings”). The securities sold pursuant to the Offerings were issued to accredited investors resident in the United States in accordance with the terms of Regulation D of the Securities Act of 1933 (the “Securities Act”) and to non-US investors in accordance with the terms of Regulation S of the Securities Act. The terms of the Offerings are as described below:

US Private Placement

The Company sold 4,520,668 units for aggregate gross proceeds of US$13,562,002 to accredited investors resident in the United States pursuant to Regulation D of the Securities Act (the “US Offering”). Each unit consisted of one share of the Company’s common stock and one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional share for a period of two years from the closing date at an exercise price of $4.50 per share. The warrants are callable by the Company (the “Call Right”) if the Company’s common stock trades above $6.50 per share for 20 consecutive trading days. Pursuant to the terms of the US Offering, the Company agreed to use its best efforts to file a registration statement on Form SB-2 registering the resale of the securities underlying the units sold, and have such registration statement declared effective by the United States Securities and Exchange Commission (the “SEC”) within four months of the closing date of the US Offering. The Company agreed not to exercise the Call Right until the registration statement registering the securities underlying the units sold has been declared effective by the SEC. The Company further agreed to keep the registration statement effective pursuant to Rule 415 of the Securities Act for a period of eighteen months following the date the registration statement is declared effective by the SEC.

A portion of the US Offering was sold on a best efforts agency basis. Commissions paid to agents in connection with the US Offering totaled $381,990 and the agents also received warrants to purchase 90,870 shares of the Company’s common stock at a price of $4.50 per share, exercisable for a period of two years from the closing date.

Non-US Private Placement

The Company sold 450,000 units for aggregate gross proceeds of $1,350,000 to non-US investors pursuant to Regulation S of the Securities Act (the “Non-US Offering”). Each unit consisted of one share of the Company’s common stock and one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional share for a period of two years from the closing date at an exercise price of $4.50 per share. The warrants are callable by the Company if the Company’s common stock trades above $6.50 per share for 20 consecutive trading days. Pursuant to the terms of the Non-US Offering, the Company agreed to use its best efforts to file a registration statement on Form SB-2 registering the resale of the securities underlying the units sold, and have such registration statement declared effective by the SEC within four months of the closing date of the Non-US Offering. The Company agreed not to exercise the Call Right until the registration statement registering the securities underlying the units sold has been declared effective by the SEC. The Company further agreed to keep the registration statement effective pursuant to Rule 415 of the Securities Act for a period of eighteen months following the date the registration statement is declared effective by the SEC.

A portion of the Non-US Offering was sold on a best efforts agency basis. A total of $111,100 was paid by the Company as commission to agents in connection with the Non-US Offering and the agents also received warrants to purchase 12,300 shares of the Company’s common stock at a price of US$4.50 per share, exercisable for a period of two years from the closing date.

The Company’s Board of Directors has also approved another private placement offering of up to 2,333,333 units to non-U.S. persons pursuant to Regulation S of the Securities Act of 1933 for gross proceeds of up to an additional US$7 million. This offering is on the same terms described in the Non-US Offering above. There is no assurance that this offering will be completed.

Approximately $10.1 million in proceeds from the Offerings have been used to complete the purchase of 100% of the Clarkdale Slag Project announced by the Company on February 16, 2007, with the balance allocated to working capital and initial construction funding for a precious and base metals recovery facility at Clarkdale, Arizona.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

4.1	Form of US Warrant Certificate dated February 23, 2007

4.2	Form of US Broker’s Warrant Certificate dated February 23, 2007

4.3	Form of non-US Warrant Certificate dated February 23, 2007

4.4	Form of non-US Broker’s Warrant Certificate dated February 23, 2007

10.1	Non-exclusive Agency Agreement dated February 9, 2007 between Empire Financial Group, Inc. and Searchlight Minerals Corp.

10.2	Agency Agreement dated January 30, 2007 between S&P Investors, Inc. and Searchlight Minerals Corp.

10.3	Agency Agreement dated January 31, 2007 between Zuri Invest Limited and Searchlight Minerals Corp.

99.1	Press Release dated February 26, 2007 announcing closing of offerings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: March 2, 2007
By:
/s/ Carl S. Ager
CARL S. AGER
Secretary and Treasurer